UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2016

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on September 13, 2016. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.
Proposal 1-Election of Directors:
Each person duly elected at the Annual Meeting to serve as a director until the Company’s 2017 Annual Meeting of Stockholders received the number of votes indicated beside his or her name below.

Nominee	For	Withheld	Broker Non-Vote
J. Thomas Gruenwald	68,558,617	10,227,824	18,557,932
Fared Adib	68,481,237	10,305,204	18,557,932
Jeannie H. Diefenderfer	70,183,790	8,602,651	18,557,932
Robert W. Foskett	62,250,214	16,536,227	18,557,932
Dennis O. Harris	68,190,164	10,596,277	18,557,932
Martin D. Hernandez	68,279,955	10,506,486	18,557,932
Robert C. Penny III	62,216,417	16,570,024	18,557,932

Proposal 2-Ratification of the appointment of Grant Thornton LLP, independent auditors, as auditors for the fiscal year ending March 31, 2017. This proposal was approved.

	For	Against	Abstain
Appointment of independent auditors	92,424,314	3,190,481	1,729,578

Proposal 3-Advisory Vote to approve Executive Compensation, as described in the proxy materials. This proposal was approved.

	For	Against	Abstain	Broker Non-Vote
Advisory Vote to approve Executive Compensation	68,488,389	10,083,406	214,646	18,557,932

Item 7.01.	REGULATION FD
On September 16, 2016, Westell Technologies, Inc. responded to Cove Street Capital, LLC’s August 11, 2016 letter. A copy of the letter is attached hereto as Exhibit 99.1.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Letter to Cove Street Capital, LLC, dated September 16, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	September 16, 2016	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary